                                                                    Exhibit 10.2


                           STOCK PURCHASE AGREEMENT

                                 by and among

                                 MONROE, INC.

                                  ("Buyer"),
                                   -----

                         ROGERS-AMERICAN COMPANY, INC.

                                 ("Company"),
                                  -------

                            CURTIS L. ROGERS, JR.,

                       as Stockholders' Representative,

                                      and

                        THE STOCKHOLDERS OF THE COMPANY



                           Dated as of May 22, 1998

                            STOCK PURCHASE AGREEMENT

                                     INDEX

                                                                                                PAGE

SECTION 1.             TRANSFER OF SHARES; CONSIDERATION........................................  1
                  1.1  Transfer of Company Shares...............................................  1
                  1.2  Total Consideration......................................................  1
                  1.3  Closing..................................................................  2
                  1.4  Further Assurances.......................................................  2
                  1.5  Transfer Taxes...........................................................  2
                  1.6  Income Tax Treatment of the Transactions.................................  2
                  1.7  Stockholders' Representative.............................................  3
                  1.8  Indemnification Escrow...................................................  4

SECTION 2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                       AND THE STOCKHOLDERS.....................................................  4
                  2.1  Making of Representations and Warranties.................................  4
                  2.2  Organization and Qualifications of the Company...........................  4
                  2.3  Capital Stock of the Company; Beneficial Ownership.......................  5
                  2.4  Subsidiaries.............................................................  5
                  2.5  Authority of the Company.................................................  6
                  2.6  Real and Personal Property...............................................  7
                  2.7  Financial Statements.....................................................  9
                  2.8  Taxes.................................................................... 10
                  2.9  Collectibility of Accounts Receivable.................................... 11
                 2.10  [Intentionally Omitted.]................................................. 11
                 2.11  Absence of Certain Changes............................................... 12
                 2.12  Ordinary Course.......................................................... 13
                 2.13  Banking Relations........................................................ 14
                 2.14  Intellectual Property.................................................... 14
                 2.15  Contracts................................................................ 15
                 2.16  Litigation............................................................... 16
                 2.17  Compliance with Laws..................................................... 16
                 2.18  Insurance................................................................ 16
                 2.19  Warranty or Other Claims................................................. 17
                 2.20  Powers of Attorney....................................................... 17
                 2.21  Finder's Fee............................................................. 17
                 2.22  Permits; Burdensome Agreements........................................... 17
                 2.23  Corporate Records; Copies of Documents................................... 17
                 2.24  Transactions with Interested Persons..................................... 18
                 2.25  Employee Benefit Programs................................................ 18
                 2.26  Environmental Matters.................................................... 20
                 2.27  List of Directors and Officers........................................... 22


                                      (i)

                                                                                                PAGE
                 2.28  Non-Foreign Status....................................................... 22
                 2.29  Employees; Labor Matters................................................. 22
                 2.30  Principals............................................................... 23
                 2.31  Transfer of Shares....................................................... 24
                 2.32  Stock Repurchase......................................................... 24
                 2.33  Absence of Improper Payments............................................. 24
                 2.34  Disclosure............................................................... 24

SECTION 3.             ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
                       STOCKHOLDERS............................................................. 25
                  3.1  Company Shares........................................................... 25
                  3.2  Authority................................................................ 25
                  3.3  Agreements............................................................... 26
                  3.4  Investment Representations............................................... 26

SECTION 4.             COVENANTS OF THE COMPANY AND THE STOCKHOLDERS............................ 28
                  4.1  Making of Covenants and Agreements....................................... 28
                  4.2  Conduct of Business...................................................... 28
                  4.3  Authorization from Others................................................ 30
                  4.4  Notification of Certain Matters.......................................... 30
                  4.5  Consummation of Agreement................................................ 31
                  4.6  Cooperation of the Company and Stockholders.............................. 31
                  4.7  No Solicitation of Other Offers.......................................... 31
                  4.8  Confidentiality.......................................................... 31
                  4.9  Tax-Free Treatment....................................................... 32
                 4.10  Tax Returns.............................................................. 32
                 4.11  Filing Cooperation....................................................... 32
                 4.12  Buyouts.................................................................. 32
                 4.13  No Transfer of Company Shares............................................ 32
                 4.14  Termination of Certain Agreements........................................ 33
                 4.15  Automobile Leases........................................................ 33
                 4.16  Foreign Qualifications................................................... 33

SECTION 5.             REPRESENTATIONS AND WARRANTIES OF BUYER.................................. 33
                  5.1  Making of Representations and Warranties................................. 33
                  5.2  Organization and Qualifications of Buyer................................. 33
                  5.3  Capital Stock of Buyer................................................... 34
                  5.4  Authority of Buyer....................................................... 34
                  5.5  Operations and Financial Condition; Absence of Undisclosed Liabilities... 34
                  5.6  Investment Company....................................................... 35

                                     (ii)

                                                                                                PAGE
SECTION 6.             COVENANTS OF BUYER....................................................... 35
                  6.1  Making of Covenants and Agreements....................................... 35
                  6.2  Confidentiality.......................................................... 35
                  6.3  Tax-Free Treatment....................................................... 35
                  6.4  Medical Benefits for Curtis L. Rogers, Jr................................ 35

SECTION 7.             ADDITIONAL AGREEMENTS.................................................... 36
                  7.1  S-1 Registration Statement............................................... 36
                  7.2  Filings Under Hart-Scott-Rodino Act...................................... 36
                  7.3  Tax Returns.............................................................. 36
                  7.4  Leases................................................................... 36
                  7.5  1996 Bonuses............................................................. 37
                  7.6  Sale of Real Estate...................................................... 37
                  7.7  Tax Refund............................................................... 37
                  7.8  Bonuses ................................................................. 37

SECTION 8.             CONDITIONS............................................................... 38
                  8.1  Conditions to the Obligations of Certain of the Parties.................. 38
                  8.2  Conditions to the Obligations of Buyer................................... 38
                  8.3  Conditions to the Obligations of the Company and the Stockholders........ 41

SECTION 9.             TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.............................. 42
                  9.1  Termination.............................................................. 42
                  9.2  Effect of Termination.................................................... 43
                  9.3  Right to Proceed......................................................... 43

SECTION 10.            INDEMNIFICATION.......................................................... 43
                 10.1  Survival................................................................. 43
                 10.2  Indemnification by the Stockholders...................................... 44
                 10.3  Limitations on Indemnification by the Stockholders....................... 45
                 10.4  Indemnification by Buyer................................................. 47
                 10.5  Limitations on Indemnification by Buyer.................................. 47
                 10.6  Notice; Defense of Claims................................................ 48

SECTION 11.            MISCELLANEOUS............................................................ 50
                 11.1  Alternative Structure.................................................... 50
                 11.2  Fees and Expenses........................................................ 50
                 11.3  Governing Law............................................................ 50
                 11.4  Notices.................................................................. 50
                 11.5  Entire Agreement......................................................... 51
                 11.6  Assignability; Binding Effect............................................ 51
                 11.7  Captions and Gender...................................................... 52
                 11.8  Execution in Counterparts................................................ 52

                                     (iii)

                                                                                                PAGE
                11.9   Amendments............................................................... 52
                11.10  Publicity and Disclosures................................................ 52
                11.11  Consent to Jurisdiction.................................................. 52
                11.12  Specific Performance..................................................... 52


                                     (iv)

                        List of Exhibits and Schedules

Exhibit   A:   List of Stockholders
          B:   Allocation of Total Consideration
          C:   Form of Indemnification Escrow Agreement
          D:   Form of Registration Rights Agreement
          E:   Form of Opinion of Moore & Van Allen, PLLC
          F:   Form of Opinion of Johnston, Allison & Hord, P.A.
          G:   Form of Employment and Noncompetition Agreement
          H:   Form of General Release
          I:   Form of Opinion of Goodwin, Procter & Hoar  LLP

Schedule  2.2     Organization and Qualifications
          2.3     Capital Stock, Voting Agreements, etc.
          2.4     Subsidiaries
          2.5     Conflicts, Violations and Encumbrances
          2.6(a)  Real Property
          2.6(b)  Personal Property
          2.7     Financial Statements
          2.8     Tax Disclosures
          2.9     Affiliated Accounts Receivable
          2.11    Absence of Changes
          2.13    Banking Arrangements
          2.14    Intellectual Property
          2.15    Contracts, etc.
          2.16    Litigation
          2.17    Compliance with Laws
          2.18    Insurance
          2.20    Powers of Attorney
          2.22    Permits; Burdensome Agreements
          2.24    Transactions with Interested Persons
          2.25    Employee Benefit Programs
          2.26    Environmental Matters
          2.27    Officers and Directors
          2.29    Labor Matters
          2.30    Principals; Customers
          2.31    Transfer of Shares
          2.32    Stock Repurchase
          4.2     Conduct of Business
          4.14    Agreements to be Terminated
          4.15    Automobile Leases


                                      (v)

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as
                                         ---------
of May 22, 1998 by and among Monroe, Inc., a Delaware corporation ("Buyer"),
                                                                    -----
Rogers-American Company, Inc., a North Carolina corporation (the "Company"),
                                                                  -------
Curtis L. Rogers, Jr., as representative of the Stockholders, and those individuals identified as Stockholders on the signature pages to this Agreement (each, individually a "Stockholder" and collectively the "Stockholders").
                       -----------                        ------------

     WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock of the Company, which consists entirely of an aggregate of nine hundred fifty-five and six tenths (955.6) shares of common stock, par value $1.00 per share (the "Company Shares"); and
                                              --------------

     WHEREAS, subject to the terms and conditions set forth herein, the Stockholders desire to transfer all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements, and upon the terms and subject to the conditions, herein set forth, the parties hereto hereby agree as follows:


 SECTION 1. TRANSFER OF SHARES; CONSIDERATION

     1.1  Transfer of Company Shares.  At the Closing (as hereinafter defined),
          --------------------------
each Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Company Shares owned by such Stockholder as set forth opposite such Stockholder's name on Exhibit A hereto under the column headed
                                    ---------
"Closing Ownership," which collectively shall represent all of the issued and outstanding capital stock of the Company. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by such Stockholder to Buyer, free and clear of any and all liens, encumbrances, pledges, security interests, charges and claims. Each Stockholder by execution of this Agreement hereby appoints Buyer as his attorney-in-fact to effectuate transfer of the Company Shares at the Closing.

     1.2  Total Consideration.  In consideration of the transfer by the
          -------------------
Stockholders to Buyer of the Company Shares, Buyer agrees to transfer to the Stockholders aggregate consideration of $35,085,000 (the "Total Consideration")
                                                          -------------------
comprised of (a) cash in the aggregate amount of $25,635,000 and (b) a number of shares of common stock of Buyer, $.01 par value per share ("Buyer Common
                                                            ------------
Stock"), equal to (i) $9,450,000 divided by (ii) the price at which shares of Buyer Common Stock will be sold to the public in the initial underwritten public offering of shares of Buyer Common Stock (the "IPO"), as set forth in the final
                                               ---
prospectus (the "Prospectus") contained in the registration statement on Form
                 ----------
S-1 (the "Registration Statement") to be filed with the Securities and Exchange
        ----------------------
Commission (the "SEC") in connection with the IPO.  The Total Consideration
                 ---
shall be allocated among the Stockholders in the manner set forth in Exhibit B
                                                                     ---------
hereto. The cash portion of the Total Consideration shall, subject to the deposit by Buyer into escrow of the Cash Escrow Amount (as defined in Section 1.8), be paid by Buyer at the Closing by wire transfer to an account which shall be specified by each Stockholder at least three business days prior to the Closing. The portion of the Total Consideration consisting of shares of Buyer Common Stock shall, subject to the deposit by Buyer into escrow of certain shares as contemplated by Section 1.8, be transferred by Buyer at the Closing by delivery to each Stockholder of a certificate representing the number of shares of Buyer Common Stock (rounded to the nearest whole share) to which such Stockholder is entitled hereunder.

     1.3  Closing.  Unless this Agreement shall have been terminated in
          -------
accordance with Section 9 hereof, the closing of the transfer of the Company Shares provided for in this Agreement (the "Closing") shall take place at the
                                            -------
offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m. local time on the date on which the conditions to closing set forth in Section 8 hereof are satisfied or, if applicable, waived, or at such other time, date and place as may be otherwise mutually agreed upon by the Company and Buyer (the "Closing Date").
                                                    ------------

     1.4  Further Assurances.  The Stockholders from time to time after the
          ------------------
Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.

     1.5  Transfer Taxes.  All sales and transfer taxes, fees and duties, if
          --------------
any, under applicable federal and North Carolina law incurred in connection with the sale and transfer of the Company Shares pursuant to this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse each of Buyer and the Company for any such tax, fee or duty which it is required to pay under applicable law.

     1.6  Income Tax Treatment of the Transactions.  It is intended that the
          ----------------------------------------
following transactions, which are occurring simultaneously as part of one integrated plan, will be treated as exchanges qualifying under (S)351 of the Internal Revenue Code of 1986, as amended (the "Code"): (i) the transfer of the
                                                ----
Company Shares by the Stockholders in exchange for Buyer Common Stock and cash pursuant to this Agreement, (ii) the acquisition by Buyer of all of the issued and outstanding capital stock of Merkert Enterprises, Inc., a Massachusetts corporation ("Merkert") pursuant to a certain Stock Purchase Agreement by and
              -------
among Buyer, Merkert, and the stockholders of Merkert (such purchase, the

"Merkert Acquisition") and (iii) the sale of Buyer Common Stock for cash in the
--------------------
IPO. All of the parties to this Agreement agree to report the aforementioned transactions, for all purposes, consistently with the foregoing.

     1.7  Stockholders' Representative.
          ----------------------------

          (a) In order to administer efficiently (i) the implementation of this Agreement by the Stockholders, (ii) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to this Agreement, the Stockholders hereby designate Curtis L. Rogers, Jr. as their representative (the "Stockholders' Representative").
      ----------------------------

          (b)    The Stockholders hereby authorize the Stockholders'
Representative

                 (i) to take all action necessary in connection with the implementation of this Agreement and the Escrow Agreement (as defined in Section 1.8) on behalf of the Stockholders, the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under this Agreement and the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement and the Escrow Agreement, including without limitation, the execution and delivery of the Escrow Agreement and documents to transfer the Company Shares to Buyer.

          (c) In the event that the Stockholders' Representative dies, becomes legally incapacitated or resigns from such position, Douglas H. Holstein shall fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement; however, no change in the Stockholders' Representative shall be effective until Buyer is given notice of such change by the Stockholders.

          (d) By their execution of this Agreement, the Stockholders agree that:

                 (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders or the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

                 (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same or any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

                 (iii) remedies available at law for any breach of the provisions of this Section 1.7 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this
Section 1.7; and

                 (iv) the provisions of this Section 1.7 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder.

          (e) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders.

     1.8  Indemnification Escrow.  On the Closing Date, Buyer shall deposit an
          ----------------------
amount of cash equal to $1,550,000 (the "Cash Escrow Amount") and a number of
                                         ------------------
shares of Buyer Common Stock (rounded to the nearest whole share) equal to (i) $1,950,000 divided by (ii) the IPO Price (the "Escrowed Shares") with an escrow
                                               ---------------
agent mutually acceptable to Buyer and the Stockholders' Representative (the

"Escrow Agent"), to be held, invested and distributed by the Escrow Agent in
-------------
accordance with the terms of an escrow agreement in substantially the form attached hereto as Exhibit C (the "Escrow Agreement"). The Total Consideration
                   ---------       ----------------
payable to the Stockholders at the Closing pursuant to Section 1.2 shall be reduced by the Cash Escrow Amount and the Escrowed Shares as provided in Exhibit
                                                                         -------
B attached hereto under the column headed "Escrow".
-


 SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
              STOCKHOLDERS.

     2.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and the Stockholders, jointly and severally, hereby make to Buyer the representations and warranties contained in this Section 2. For purposes of this Section 2, references to "knowledge" or "best knowledge" of the Company and the Stockholders shall be deemed to include, to and including the Closing Date, actual knowledge of the Stockholders and the directors and officers of the Company and its Subsidiaries after due inquiry.

     2.2  Organization and Qualifications of the Company.  The Company is a
          ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Certificate of Incorporation as amended to date, certified by the North Carolina Secretary of State (the "Company Certificate of Incorporation"), and of the Company's by-
               ------------------------------------
laws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. Except as set forth on Schedule 2.2 attached
                                                           ------------
hereto, the Company is not in violation of any term of the Company Certificate of Incorporation or by-laws. Except as set forth on Schedule 2.2 attached
                                                     ------------
hereto, the Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary.

     2.3  Capital Stock of the Company; Beneficial Ownership.
          --------------------------------------------------

          (a) The authorized capital stock of the Company consists of 100,000 shares of common stock, par value $1.00 per share, 955.6 shares of which are issued, outstanding, fully paid and non assessable and no shares are held in treasury. Except as set forth on Schedule 2.3, there are no outstanding
                                    ------------
options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of any additional shares of capital stock of the Company, and there are no outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. Except as set forth on Schedule 2.3, no capital stock of the Company
                                   ------------
has been issued in violation of any federal or state law or in violation of any preemptive rights or any other rights of any other person. Except as set forth on Schedule 2.3 attached hereto, there are no voting trusts, voting agreements,
   ------------
proxies or other agreements, instruments or undertakings with respect to the voting of any capital stock of the Company to which the Company or any of the Stockholders is a party.

          (b) The Stockholders own of record and beneficially all of the issued and outstanding shares of capital stock of the Company as set forth in the column headed "Current Ownership" on Exhibit A hereto. As of the Closing,
                                         ---------
 after giving effect to the Share Transfers (as defined in Section 4.13), the
                                                           -------------
Stockholders will own of record and beneficially all of the issued and outstanding shares of capital stock as set forth in the column headed "Closing Ownership."

     2.4  Subsidiaries.  The Company's subsidiaries and investments in any other
          ------------
corporation or business organization are listed in Schedule 2.4 (collectively,
                                                   ------------
the "Subsidiaries" or individually, a "Subsidiary").  Except as set forth in
     ------------                      ----------
Schedule 2.4, each Subsidiary of the Company is a duly organized, validly
------------
existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Except as disclosed in Schedule 2.4, all of the
                                                  ------------
outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Company free of any lien, restriction or encumbrance and said shares have been duly and validly issued and are outstanding, fully paid and non-assessable. The copies of each of the Subsidiaries' Certificate of Incorporation (or comparable document), as amended to date, certified by the Secretaries of State of each jurisdiction in which such Subsidiaries are organized and of each of the Subsidiaries' by-laws (or comparable document), as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. None of the Subsidiaries is in violation of any term of its Certificate of Incorporation (or comparable document) or by-laws (or comparable document). Each Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect") on the Company and its Subsidiaries
              -----------------------
taken as a whole. Except as disclosed in Schedule 2.4, there are no outstanding
                                         ------------
warrants, options or other rights to purchase or acquire any of the shares of capital stock of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities.

     2.5  Authority of the Company.  The Company has full right, authority and
          ------------------------
power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company is required in connection therewith.

     This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the Company's Certificate of Incorporation or by-laws;

               (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

               (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or capital stock, except as specifically identified on Schedule 2.5.
                                ------------

     2.6  Real and Personal Property.
          --------------------------

          (a) Real Property.  All of the real property owned or leased by the
              -------------
Company or any of its Subsidiaries is identified on Schedule 2.6(a) (herein
                                                    ---------------
referred to as the "Owned Real Property" or the "Leased Real Property," as the
                    ----- -------------          --------------------
case may be, or collectively as the "Real Property.")
                                     ---- --------

               (i)    Title.  Each of the Company and its Subsidiaries has good,
                      -----
     clear, record and marketable title to all Owned Real Property, free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Encumbrances"), other than:
                                     ------------

               (x) easements, covenants, restrictions and similar encumbrances that do not and could not materially interfere with the use of the Owned Real Property as currently used and improved,

               (y) minor encroachments that do not and could not materially adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost, and

               (z) liens for Taxes (as defined in Section 2.8(a)) not yet due or delinquent or being contested in good faith by appropriate means and statutory liens arising in the ordinary course of business by operation of law that are not yet due or delinquent.

     ((x), (y) and (z) are collectively referred to as "Permitted
                                                        ---------
     Encumbrances"), except as set forth on Schedule 2.6(a).  To the knowledge
                                            ---------------
     of the Company and the Stockholders, the lessors of Leased Real Property have good, clear, record and marketable title to the Leased Real Property, and the Company and its Subsidiaries have good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Schedule 2.6(a).
                                    ---------------

               (ii)  Status of Leases.  All leases of Leased Real Property or of
                     ----------------
     Owned Real Property are identified on Schedule 2.6(a), and true and
                                           ---------------
     complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the Company and is in full force and effect. To the knowledge of the Company and the Stockholders, each of said leases has been duly authorized and executed by the other party to each of said leases. Neither the Company nor any of its Subsidiaries is in default under any material provision of any such said lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Company and the Stockholders, the other party to each of said leases is not in default under any material provision of any such lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default.


               (iii)  Consents.  Except as set forth in Schedule 2.6(a), (a) no
                      --------                          ---------------
     consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property or of Owned Real Property, from the holder of any Encumbrance on any Owned Real Property, and (b) no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company will obtain or complete them before the Closing.

               (iv)   Condition of Real Property.  Except as set forth in
                      --------------------------
     Schedule2.6(a), there are no material defects in the physical condition
     --------------
     of any land, buildings or improvements constituting part of the Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair.

               (v)    Compliance with the Law.  Neither the Company nor any
                      -----------------------
     Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property that has not been heretofore corrected and no such violation exists which could have a material adverse effect on the operation or value of any Real Property. All improvements located on or constituting part of the Real Property and their use and operation by the Company and its Subsidiaries were and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in Schedule 2.6(a). No approval or consent to the transactions
                  ---------------
     contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a material adverse effect on the operation or value of the Real Property. Neither the Company nor any Subsidiary has received any notice of any material real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

          (b)    Personal Property.  A description of certain items of machinery
                 -----------------
and equipment of the Company and each of its Subsidiaries is contained in the fixed asset register as of December 31, 1997, attached as Schedule 2.6(b)
                                                          ---------------
hereto; however, as a result of accounting treatment, such fixed asset register does not purport to be a complete description of all machinery and equipment of the Company and each of its Subsidiaries as of December 31, 1997. Except as specifically disclosed in Schedule 2.6(b) or in the Base Balance Sheet (as
                          ---------------
hereinafter defined), the Company and each of its Subsidiaries has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet. Except as set forth on

Schedule 2.6(b), the Base Balance Sheet reflects all personal property of the
---------------
Company and each of its Subsidiaries. To the knowledge of the Company and the Stockholders and except as otherwise specified in Schedule 2.6(b) hereto, all
                                                  ---------------
leasehold improvements, furnishings, machinery and equipment of the Company and each of its Subsidiaries are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order, reasonable wear and tear excepted. A complete list of each item of personal property of the Company and its Subsidiaries to be removed from the respective offices of the Company and its Subsidiaries upon consummation of the transactions contemplated hereby is contained in Schedule 2.6(b).
             ---------------

     2.7  Financial Statements.
          --------------------

          (a) The Company has delivered to Buyer (i) unaudited consolidated balance sheets of the Company and its Subsidiaries as of October 31, 1995 and 1996 and statements of income, stockholders' equity and cash flows for the fiscal years then ended, reviewed by McGladrey & Pullen LLP, independent public accountants, (ii) an audited consolidated balance sheet of the Company and its Subsidiaries as of October 31, 1997 and statements of income, stockholders' equity and cash flows for the fiscal year then ended, certified by McGladrey & Pullen LLP, independent public accountants, (iii) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 (the

"Base Balance Sheet") and (iv) an unaudited consolidated balance sheet of the
-------------------
Company and its Subsidiaries as of March 31, 1998 and statements of income, stockholders' equity and cash flows for the five-month period then ended. All of such financial statements are attached hereto as Schedule 2.7, have been
                                                    ------------
prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company and each of its Subsidiaries at the dates of said statements and the results of its operations for the periods covered thereby. The Company's unaudited balance sheet as of March 31, 1998 is referred to herein as the "Interim Balance Sheet."
        ---------------------

          (b) As of the date of the Base Balance Sheet, neither the Company nor any Subsidiary had any liabilities (which liabilities, when taken individually or in the aggregate were material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet, (ii) reflected in Schedules furnished to Buyer hereunder as of the date hereof or (iii) incurred in the ordinary course of business of the Company and its Subsidiaries which are not required to be reflected in the Base Balance Sheet under generally accepted accounting principles.

          (c) As of the date hereof and as of the Closing, neither the Company nor any Subsidiary has or will have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet,
(ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or
(iii) incurred in the ordinary course of business of the Company and its Subsidiaries consistent with the terms of this Agreement.

     2.8  Taxes.
          -----

          (a) The Company and each of its Subsidiaries has timely paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income , and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by
                                               -----
it through the date hereof, other than disputed Taxes set forth in Schedule 2.8
                                                                   ------------
attached hereto.

          (b) The Company and each of its Subsidiaries has in accordance with applicable law timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately in all material respects set forth the amount of any Taxes relating to the applicable period, other than disputed Taxes set forth in
Schedule 2.8 attached hereto.  A list of all federal, state, local and foreign
------------
income tax returns filed with respect to the Company and its Subsidiaries on or after January 1, 1992 is set forth in Schedule 2.8 attached hereto, and said
                                      ------------
Schedule indicates those returns that have been audited or currently are the subject of an audit. The Company has delivered to Buyer complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries which were filed or received by the Company or any of its Subsidiaries on or after January 1, 1992.

          (c)     Except as set forth on Schedule 2.8, neither the Internal
                                         ------------
Revenue Service (the "IRS") nor any other governmental authority is now
                      ---
asserting or, to the knowledge of the Company or any Stockholder, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. No claim which remains unresolved has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file reports and returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the material assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes except a lien referred to in Section 2.6(a)(i)(z). Neither the Company nor any Subsidiary has ever entered into a closing agreement pursuant to Section 7121 of the Code.

          (d)     Except as set forth in Schedule 2.8 attached hereto, there
                                         ------------
has not been any audit of any tax return filed by the Company or any Subsidiary, no such audit is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.8, no extension of time with respect
                                ------------
to any date on which a tax return was or is to be filed by the Company or any Subsidiary is in force, and no waiver or agreement by the Company or any Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

          (e)     Except as set forth on Schedule 2.8, neither the Company nor
                                     ------------
any Subsidiary has ever been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in Schedule 2.8, neither the Company
                                             ------------
nor any Subsidiary has ever filed, and has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in

Schedule 2.8, neither the Company nor any Subsidiary owns and has ever owned a
------------
direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in Schedule 2.8 attached hereto, neither the Company
                               ------------
nor any Subsidiary is a party to any tax sharing agreement.

          (f) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

          (g) The Share Transfers (as defined in Section 4.13) have been approved by the Stockholders in accordance with Section 280G(b)(5)(B) of the Code and Answer A-7 of Proposed Regulation 1.280G-1.

     2.9    Collectibility of Accounts Receivable.  All of the accounts
            -------------------------------------
receivable of the Company or any Subsidiary shown or reflected on the Interim Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Interim Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. Neither the Company nor any Subsidiary has any accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or any Subsidiary or from any director, officer or employee of the Company or any as disclosed on Schedule 2.9 hereto, and all accounts and loans receivable from
                ------------
Subsidiary, except any such person, firm or corporation shall be paid in cash prior to the Closing.

     2.10   [Intentionally Omitted.]
             -----------------------

     2.11   Absence of Certain Changes.  Except as disclosed in Schedule 2.11
            --------------------------                          -------------
attached hereto, since the date of the Base Balance Sheet there has not been:

           (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

           (b) Any contingent liability incurred by the Company or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or any of its Subsidiaries;

           (c) Any mortgage, encumbrance or lien placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof or will remain on the Closing Date;

           (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or any of its Subsidiaries or the conduct of the business of the Company or any of its Subsidiaries since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

           (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

           (f) Any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

           (g) Any declaration, setting aside or payment of any dividend by the Company or any of its Subsidiaries, or the making of any other distribution in respect of the capital stock of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of its own capital stock;

           (h) Any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries; any change in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

          (i) Any change with respect to the officers or management of the Company or any of its Subsidiaries;

          (j) Any payment or discharge of a material lien or liability of the Company or any of its Subsidiaries which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

          (k) Any obligation or liability incurred by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (l) Any change in accounting methods or practices, credit practices or collection policies used by the Company or any of its Subsidiaries;

          (m) Any resignation or termination of the Company's representation of any Principal (with respect to all or any of the products of such Principal or with respect to any Customers) from whom the Company received commission revenues in excess of $1,206,900 during the Company's fiscal year ended October 31, 1997 (each, a "Top Principal"), or any change in commission rate paid by any
                   -------------
Top Principal, or any notice of same (for purposes of this Agreement,

"Principal" shall mean any manufacturer, grower, processor, producer,
 ---------
distributor or other wholesaler, or any supplier whose goods, products or lines are offered for sale or for retail merchandising by the Company, and "Customer"
                                                                      --------
shall mean any individual, firm, corporation or other business entity from which the Company obtains product orders on behalf of its Principals);

           (n) Any other transaction entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business; or

           (o) Any agreement or understanding whether in writing or otherwise, for the Company or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (n) above.

     2.12   Ordinary Course.  Since the date of the Base Balance Sheet, the
            ---------------
Company and each of its Subsidiaries has conducted its business only in the ordinary course and consistently with its prior practices.

     2.13   Banking Relations.  All of the arrangements which the Company or any
            -----------------
of its Subsidiaries has with any banking institution are completely and accurately described in Schedule 2.13 attached hereto, indicating with respect
                        -------------
to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.14   Intellectual Property.
            ---------------------

            (a)   Schedule 2.14 describes all patents, copyrights, trade
                  -------------
secrets, trademarks and other proprietary rights (collectively, "Intellectual
                                                                 ------------
Property") used in the conduct of the business of the Company and each of its
---------
Subsidiaries, each item of which the Company or such Subsidiary either has all freely transferable right, title and interest in or rights under contract to use. Except as disclosed in Schedule 2.14, (i) all registrations with and
                            -------------
applications to United States governmental authorities with respect to Intellectual Property owned by the Company and any of its Subsidiaries disclosed in Schedule 2.14 are valid and in full force and effect, (ii) neither the
   -------------
Company nor any Subsidiary is, nor has it received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any contract to use its Intellectual Property and (iii) to the knowledge of the Company and the Stockholders, such Intellectual Property is not being infringed by any other person or entity. Neither the Company nor any Subsidiary has received notice that it is infringing any Intellectual Property of any other person or entity. No such claim is pending or has been threatened or made to such effect that has not been resolved and neither the Company nor any Subsidiary is infringing any Intellectual Property of any other person or entity the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Any and all claims of such nature asserted against the Company or any Subsidiary since December 31, 1994 are summarized on Schedule 2.14, whether or not resolved as of the date hereof.
                  -------------
To the knowledge of the Company and the Stockholders, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company or any Subsidiary. Except as described in Schedule 2.14, the Company and each
                                           -------------
of its Subsidiaries has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

          (b)     Except as set forth in Schedule 2.14, neither the Company or
                                         -------------
any Subsidiary nor, to the knowledge of the Company and the Stockholders, any of their employees have any agreements or arrangements with any persons other than the Company or its Subsidiaries related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Company or any Subsidiary do not violate any such agreements or arrangements known to the Company.

            (c) The Company is engaged in a Year 2000 compliance process as set forth on Schedule 2.14.
             -------------

     2.15   Contracts.  Except for agreements relating to Principals, which are
            ---------
addressed in Section 2.30 and to which this Section 2.15 does not apply, and except for contracts, commitments, plans, agreements and licenses described in

Schedule 2.15 or any other Schedule furnished to Buyer hereunder (true and
-------------
complete copies of which have been delivered to Buyer), neither the Company nor any of its Subsidiaries is a party to or subject to:

            (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

            (b) any employment contract or contract for services which is not terminable within 30 days by the Company or a Subsidiary without liability for any penalty or severance payment;

            (c)   [Intentionally Omitted.]

            (d) any contract or agreement under which, as of the date of this Agreement, the Company or any of its Subsidiaries has unpaid obligations of $100,000 or more, except contracts and agreements specifically disclosed elsewhere under this Agreement;

            (e) any contract or agreement involving more than $100,000 of unpaid obligations of the Company or any of its Subsidiaries as of the date of this Agreement which, by its terms, does not terminate or is not terminable without penalty by the Company or a Subsidiary or their successors within one year after the date hereof;

            (f) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

            (g) any contract containing covenants limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or entity other than as is standard in the food brokerage industry;

            (h) any contract or agreement for the purchase of any fixed asset for a price in excess of $100,000 whether or not such purchase is in the ordinary course of business;

            (i)   any license agreement (as licensor or licensee);

            (j) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money not otherwise disclosed in the Base Balance Sheet (including in such Schedule, if applicable, a description on any prepayment penalties or similar obligations); or

            (k) any contract or agreement with any officer, employee, director or stockholder of the Company or any of its Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

     Except as set forth in Schedule 2.15, neither the Company nor any of its
                            -------------
Subsidiaries is in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default. To the knowledge of the Company and the Stockholders, no third party under any contract, commitment, plan, agreement or license described in Schedule 2.15 is in default thereunder and there is no event which, with
   -------------
notice or the passage of time, or both, would give rise to such a default. Each contract, commitment, plan, agreement or license described in Schedule 2.15 has
                                                              -------------
been duly authorized and executed by the Company, is in full force and effect and is enforceable by the Company in accordance with its terms.

     2.16   Litigation.  Schedule 2.16 hereto lists all currently pending
            ----------   -------------
litigation and governmental or administrative proceedings or investigations to which the Company or any of its Subsidiaries is a party. Except for matters described in Schedule 2.16, there is no litigation or governmental or
             -------------
administrative proceeding or investigation pending or, to the knowledge of the Company or the Stockholders, threatened against the Company or any of its Subsidiaries or their affiliates which may have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.16 sets forth a description of the matter, the forum
               -------------
(if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

     2.17   Compliance with Laws.  Except as set forth in Schedule 2.17 hereto,
            --------------------                          -------------
the Company and each of its Subsidiaries is in compliance with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or any Subsidiary or to the conduct of its business, except where the failure to be in such compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has received notice of a material violation or alleged material violation of any such statute, ordinance, order, rule or regulation.

     2.18    Insurance.  The physical properties and assets of the Company and
             ---------
 each of its Subsidiaries are insured to the extent disclosed in Schedule 2.18
                                                                 -------------
attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Except as set forth on Schedule 2.18, said insurance policies
                                          -------------
and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof. To the knowledge of the Company and the Stockholders, said insurance is adequate and customary for the business engaged in by the Company and each Subsidiary, is sufficient for compliance by the Company and each Subsidiary with all requirements of law and all agreements and leases to which the Company or any Subsidiary is a party and will, if the Buyer so chooses, remain in full force and effect after the consummation of the transactions contemplated hereby.

     2.19  Warranty or Other Claims.  There are no existing or, to the knowledge
           ------------------------
of the Company and the Stockholders, threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company or any of its Subsidiaries for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against the Company or any of its Subsidiaries for renegotiation or price redetermination of any business transaction, and, to the knowledge of the Company and the Stockholders, there are no facts upon which any such claim could be based.

     2.20  Powers of Attorney.  Except as set forth on Schedule 2.20, neither
           ------------------                          -------------
the Company, any Subsidiary or any Stockholder has any outstanding power of attorney.

     2.21  Finder's Fee.  Neither the Company nor any of its Subsidiaries nor
           ------------
any Stockholder has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.22  Permits; Burdensome Agreements.  Schedule 2.22 lists all material
           ------------------------------   -------------
permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state and local
                    ---------
authorities in order for the Company and each of its Subsidiaries to conduct its business. The Company and each of its Subsidiaries has obtained all such Approvals, which are valid and in full force and effect, and is operating in material compliance therewith. Except as disclosed in Schedule 2.22, neither
                                                       -------------
the Company nor any of its Subsidiaries is subject to or bound by any agreement, judgment, decree or order which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. To the knowledge of the Company and the Stockholders, the Company and its Subsidiaries have all registrations, certifications and similar approvals necessary or customary in the Company's business for use in the manufacture, marketing, sales and distribution of the products and services of the Company and its Subsidiaries.

     2.23  Corporate Records; Copies of Documents.  To the knowledge of the
           --------------------------------------
Company and the Stockholders, the corporate record books of the Company and each of its Subsidiaries accurately record all votes on material corporate matters taken by their respective stockholders and boards of directors and committees. The copies of the corporate records of the Company and each of its Subsidiaries, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

     2.24  Transactions with Interested Persons.  Except as set forth in
           ------------------------------------
Schedule 2.24 hereto, neither the Company, any of its Subsidiaries, any
-------- ----
Stockholder, officer, supervisory employee or director of the Company or any of its Subsidiaries or, to the knowledge of the Company and the Stockholders, any of their respective spouses or family members, (i) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company or any of its Subsidiaries, or any organization which has a material contract or arrangement with the Company or any of its Subsidiaries or
(ii) has directly or indirectly engaged in any transaction involving any lease or other transaction of the transfer of any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from the Company or any of its Subsidiaries from, to or for the benefit of any affiliate or former affiliate of the Company or any of its Subsidiaries.

     2.25  Employee Benefit Programs.
           -------------------------

          (a)     Schedule 2.25 sets forth a list of every Employee Program
                  -------------
that has been maintained by the Company or an Affiliate at any time during the three-year period ending on the Closing Date.

          (b) Each Employee Program which has ever been maintained by the Company or an Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and except as disclosed in Schedule 2.25 has, in fact, been qualified under the
                       -------------
applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed) and no amendment to any Employee Program or failure to amend any Employee Program has occurred with respect to which the remedial amendment period described in Treasury Regulation
Section 1.401(b)-1 has expired. No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section and each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption for surrender charge or comparable liability.

          (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any Affiliate. With respect to any Employee Program ever maintained by the Company or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii)
                                          -----
material failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company and the Stockholders, threatened with respect to any such Employee Program. Notwithstanding anything to the contrary in subsection (b) and/or (c) of this
Section 2.25, no representation is made as to the satisfaction of any formal requirements of the Code (relating to the documentation of such Employee Programs) with respect to which the remedial amendment period set forth in
Section 401(b) of the Code, and any regulations, rulings or other releases thereunder has not yet expired.

          (d) Neither the Company nor any Affiliate (i) has ever maintained any Employee Program which has been subject to title IV of ERISA or Code Section 412, including, but not limited to, any Multiemployer Plan, (ii) except as disclosed in Schedule 2.25, has ever provided health care or any other non-
             -------------
pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits or (iii) except as disclosed in Schedule 2.25, has ever provided health care or any other non-pension
   -------------
benefits to any individuals who were previously employed by entities acquired by the Company prior to the date of this Agreement.

          (e) With respect to each Employee Program maintained by the Company within the three years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last three years.

          (f)     Each Employee Program required to be listed on Schedule 2.25
                                                                 -------------
may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has ever purported to limit the right of the Company or the Affiliate to so amend, terminate or otherwise modify such Employee Program.

          (g) Each Employee Program ever maintained by the Company (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act and/or state "blue sky" laws.

          (h) Each Employee Program ever maintained by the Company or an Affiliate has complied in all material respects with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, and the Mental Health Parity Act of 1996.

          (i)     For purposes of this section:

                  (i)   "Employee Program" means (A) all employee benefit
                         ----------------
plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Section 120, 125, 127 or 129 of the Code. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such trust or organization.

                  (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                  (iii) An entity is an "Affiliate" of the Company if it would
                                         ---------
have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                  (iv)  "Multiemployer Plan" means a (pension or non-pension)
                         ------------------
employee benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     2.26  Environmental Matters.
           ---------------------

           (a)    Except as set forth in Schedule 2.26 hereto, (i) neither the
                                         -------------
Company nor any of its Subsidiaries has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);
(ii) to the knowledge of the Company and the Stockholders, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries, or has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of the Company and the Stockholders, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place;
(iv) to the knowledge of the Company and the Stockholders, neither the Company nor any of its Subsidiaries presently owns, operates, leases, or uses, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

          (b)    Except as set forth in Schedule 2.26 hereto, (i) neither the
                                        -------------
Company nor any of its Subsidiaries has any material liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) the Company and each of its Subsidiaries, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) neither the Company or any of its Subsidiaries has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor any of its Subsidiaries has any reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

          (c) To the knowledge of the Company and the Stockholders, no site owned, operated, leased, or used by the Company or any of its Subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam
            ----
insulation.

          (d) The Company has provided to Buyer copies of all documents, records, and information in the possession or control of the Company or any of its Subsidiaries concerning any environmental or health and safety matter relevant to the Company or any of its Subsidiaries, whether generated by the Company, its Subsidiaries, or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e)    For purposes of this Section 2.26, (i) "Hazardous Material"
                                   ------------       ------------------
shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous
                                                                   ---------
Waste" shall mean and include any hazardous waste as defined or regulated under
-----
any Environmental Law; (iii) "Environmental Law" shall mean any environmental or
                              -----------------
health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and
                                                        -------
include Company, each of its Subsidiaries and all other entities for whose conduct the Company or any of its Subsidiaries is or may be held responsible under any Environmental Law.

     2.27  List of Directors and Officers.  Schedule 2.27 hereto contains a true
           ------------------------------   -------------
and complete list of all current directors and officers of the Company and each of its Subsidiaries. In addition, Schedule 2.27 hereto contains a list of (a)
                                  -------------
the aggregate annual compensation received by all managers and employees of the Company and any Subsidiary for the calendar year ending December 31, 1997, (b) all Form 1099s filed by the Company and any Subsidiary for the calendar year ending December 31, 1997 and (c) the aggregate compensation received by all managers and employees of the Company and any Subsidiary for the month ending March 31, 1998. In each case such Schedule includes the current job title of each such individual.

     2.28  Non-Foreign Status.  Neither the Company nor any of its Subsidiaries
           ------------------
is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

     2.29  Employees; Labor Matters.  The Company and its Subsidiaries employ a
           ------------------------
total of approximately 1,150 full-time employees and 500 part-time employees and generally enjoy good employer-employee relationships. Except as disclosed in

Schedule 2.29, neither the Company nor any of its Subsidiaries is delinquent in
-------------
payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company, any Subsidiary nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule
                                                                     --------
2.29.  Neither the Company nor any Subsidiary has any policy, practice, plan or
----
program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, wages and hours, and withholding of taxes and reporting of income. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company or any of its Subsidiaries. No question concerning representation exists respecting any employees of the Company or any of its Subsidiaries. There are no grievances, complaints or charges that have been filed against the Company or any of its Subsidiaries under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have a Material Adverse Effect on the Company or

Subsidiaries taken as a whole, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company and each of its Subsidiaries is, and at all times since its incorporation has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

     2.30   Principals.
            ----------

            (a)    The list of the Company's Top Principals (as defined in
Section 2.11(m) hereof) and the aggregate brokerage commission revenues received by the Company during such calendar year from each such Top Principal, attached hereto as Schedule 2.30, i s true, correct and complete. The Company has

   -------------
delivered to Buyer true and complete copies of all written brokerage agreements and/or letters of appointment with or from Top Principals in effect as of the date of this Agreement. Set forth on Schedule 2.30 is a list of all other
                                      -------------
agreements and documents with or involving any person or entity and relating to financial obligations of the Company with respect to commissions or other payments received by the Company (or an affiliate of the Company) from Top Principals. Except as set forth on Schedule 2.30, since October 31, 1997, the
                                    -------------
Company has had no commitment, understanding or agreement with any Top Principal or any other person or entity relating to payments to be made by the Company to any person or entity computed in whole or in part with respect to sales of or commissions paid or to be paid by any Top Principal.

          (b)    Except as set forth on Schedule 2.30, to the knowledge of the
                                        -------------
Company and the Stockholders, the Company is not currently, and since October 31, 1997 has not been, subject to any notice of probation from any Top Principal. Except as set forth on Schedule 2.30, to the knowledge of the
                                   -------------
Company and the Stockholders, since October 31, 1997, the Company has not received any oral or written communication from any Top Principal which places the Company on probation or otherwise suggests, threatens or implies (i) possible termination of the Company's appointment as broker for such Top Principal, or (ii) that such Top Principal intends to amend the terms of the Company's brokerage agreement with such Top Principal in order or reappoint, or continue the appointment of, the Company as broker with respect to a lesser portion of the applicable territory than the greatest portion of such area in which the Company acted as broker for such Top Principal during the twelve-month period ended March 31, 1998, or at a lower commission rate than the highest rate paid by such Top Principal to the Company with respect to sales during such period. The relationships of the Company with its Principals are good commercial working relationships.

          (c)    Except as set forth on Schedule 2.30, there are, and since
                                        --------------
October 31, 1997 there have been, no disputes or claims involving individually in ex cess of $25,000 or in the aggregate in excess of $100,000, (i) between the Company and any Top Principal, (ii) between the Company and any Top Customer, or
(iii) to the knowledge of the Company and
the Stockholders, between any Top Principal and any Top Customer. As used in this Section 2.30(d), the terms "disputes" or "claims" shall mean (A) matters which, to the knowledge of the Company and the Stockholders, have been referred to counsel or are the subject of litigation, or (B) matters as to which a Top Principal has informed the Company that it intends to seek recourse against the Company, or may be reasonably expected to seek recourse against the Company, if such matter is not resolved to the satisfaction of such Top Principal. For the purposes of this Agreement, "Top Customers" shall mean and include those
                             -------------
Customers listed on Schedule 2.30.
                    -------------


     2.31  Transfer of Shares.  Except as set forth on Schedule 2.31 attached
           ------------------                          -------------
hereto, no holder of stock of the Company or any Subsidiary has at any time transferred any of such stock to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee.

     2.32  Stock Repurchase.  Except as set forth on Schedule 2.32, since
           ----------------                          -------------
January 1, 1988, neither the Company nor any Subsidiary has redeemed or repurchased any of its capital stock.

     2.33  Absence of Improper Payments.  Since December 31, 1994, the Company:
           ----------------------------
(a) has not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic) or (b) has not made any contribution, or reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

     2.34  Disclosure.
           ----------

          (a) The representations, warranties and statements contained in this Agreement and in the certificates, Exhibits and Schedules delivered by the Company and the Stockholders to Buyer pursuant to or contemplated by this Agreement, do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the knowledge of the Company and the Stockholders, there are no facts which presently or may in the future have a material adverse effect on the business, properties, prospects, operations or condition of the Company or any of its Subsidiaries which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Company and each of its Subsidiaries operate.

          (b) Provided only that Buyer has accurately incorporated any information furnished in writing by the Company to Buyer specifically for inclusion in the Registration Statement or the Prospectus (as applicable) in connection with the IPO and has deleted from the

Registration Statement or the Prospectus (as applicable) any statement that the Company has specifically requested in writing be so deleted, (i) at the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), it will not contain an untrue statement of a
              ---------------
material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at the time of the IPO, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2.34(b) shall not apply to statements in or omissions from the Registration Statement and prospectus relating to any person or entity other than the Company and its officers, directors and stockholders.

          (c) The only representations and warranties made by the Company and the Stockholders to Buyer are those contained in this Agreement and in the certificates, Exhibits and Schedules delivered by the Company and the Stockholders pursuant to or contemplated by this Agreement.


SECTIONAL 3. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Section 3 with respect to such Stockholder. No Stockholder shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any representation or warranty hereunder.

     3.1   Company Shares.  Such Stockholder owns of record and beneficially the
           --------------
Company Shares set forth opposite such Stockholder's name in the column headed "Current Ownership" on Exhibit A hereto. As of the Closing, such Stockholder
                       ---------
will own of record and beneficially the Company Shares set forth opposite such Stockholder's name in the column headed "Closing Ownership" on Exhibit A hereto.
                                                               ---------
Such Company Shares are, and when delivered by such Stockholder to Buyer pursuant to this Agreement will be, duly authorized, validly issued, fully paid, non-assessable and free and clear of any and all liens, encumbrances, charges or claims, under Article 8 of any applicable state version of the Uniform Commercial Code or otherwise.

     3.2   Authority.  Such Stockholder has full right, authority, power and
           ---------
capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitute valid and binding obligations of such Stockholder, enforceable in accordance with their respective terms, and have been duly authorized by all necessary corporate action of each

Stockholder which is a corporation, and such Stockholder has full power and authority to transfer, sell and deliver to Buyer pursuant to this Agreement the Company Shares owned by such Stockholder as of Closing. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the organizational documents of any Stockholder which is not a natural person, or any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

               (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or any Subsidiary or Company Shares owned by such Stockholder.

     3.3   Agreements.  Each such Stockholder who is employed by, or retained as
           ----------
a consultant to, the Company or any Subsidiary is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or a Subsidiary. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of the Company or any Subsidiary or to such Stockholder's rights and obligations as a stockholder, director or officer of the Company or any Subsidiary. Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary, or any organization which has a contract or arrangement with the Company or any Subsidiary. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company or any Subsidiary to which such Stockholder is a party.

     3.4   Investment Representations.  Such Stockholder hereby represents and
           --------------------------
warrants to and agrees with Buyer as follows, and such Stockholder acknowledges that Buyer intends to rely on such representations, warranties and agreements in connection with the transactions contemplated by this Agreement:

           (a) All of the shares of Buyer Common Stock to be acquired by the Stockholder hereunder (the "Buyer Shares") will be acquired for investment for
                            ------------
the Stockholder's own account, not as a nominee or agent, and not with a view toward distribution of any part thereof, and the Stockholder has no present plan or intention of selling, granting participation in, or otherwise disposing of or distributing such Buyer Shares. The Stockholder is not currently negotiating with any party to pledge, exchange, sell or otherwise dispose of the Buyer Shares, has not entered into any contract or binding commitment to pledge, exchange, sell or otherwise dispose of the Buyer Shares, and will not enter into any such contract or commitment prior to the transfer of the Buyer Shares to the Stockholders.

          (b) The Stockholder acknowledges and understands that the Buyer Shares will not be registered under the Securities Act in reliance on an exemption from registration under the Securities Act, and that the reliance by Buyer on such exemption is predicated on the representations of the Stockholder set forth herein.

          (c) The Stockholder understands that the Buyer Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Buyer Shares or an available exemption from registration under the Securities Act, the Buyer Shares must be held indefinitely. The Stockholder is aware that current information about Buyer is not now publicly available. The Stockholder agrees that, in addition to any other applicable limitations on the transfer of the Buyer Shares, in no event will he make a transfer, pledge or other disposition of any of the Buyer Shares other than pursuant to an effective registration statement under the Securities Act, unless and until (i) the Stockholder shall have notified Buyer of the proposed disposition and shall have furnished to Buyer a statement of the circumstances surrounding the disposition, and (ii) at the expense of the Stockholder or his transferee, the Stockholder shall have furnished to Buyer an opinion of counsel reasonably satisfactory to Buyer to the effect that such transfer, pledge or other disposition may be made without registration under the Securities Act.

          (d) The Stockholder (i) by reason of his business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of his investment in the Buyer Shares, and (ii) believes his financial condition and investments are such that he is able to bear the economic risk of a complete loss of the Buyer Shares. The Stockholder has consulted with his own advisers with respect to his proposed investment in Buyer. The Stockholder represents and warrants that he has had the opportunity to ask questions and to receive answers from Buyer concerning the financial condition, operations and prospects of Buyer and the terms and conditions of the Stockholder's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith that Buyer possesses or can acquire without unreasonable effort or expense.

          (e) The Stockholder agrees that any certificate(s) representing the Buyer Shares shall carry substantially the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State. The shares represented by this certificate may not be sold or transferred in the absence of such registration or an exemption from registration."


SECTION 4. COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

     4.1   Making of Covenants and Agreements.  The Company and the Stockholders
           ----------------------------------
jointly and severally hereby make the covenants and agreements set forth in this
Section 4 and the Stockholders agree to cause the Company and its Subsidiaries to comply with such agreements and covenants. No Stockholder shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any covenant or agreement hereunder.

     4.2   Conduct of Business.  Between the date of this Agreement and the
           -------------------
Closing Date, the Company and each of its Subsidiaries will:

          (a) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from making any capital expenditures in excess of $50,000 in the aggregate without prior written approval of Buyer and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

          (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

          (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Organization, By-laws, capital structure or authorized or issued capital stock, including but not limited to the issuance of any option, warrant, call, conversion right or commitment of any kind with respect to the Company's capital stock;

          (e) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock except as set forth in Schedule 4.2 hereto;
                ------------

          (f) Refrain from making any change in the compensation payable or to become payable, and making any unusual distributions, to any of its officers, directors, employees, agents or independent contractors except as set forth in
Schedule 4.2 hereto;
------------

          (g) Refrain from prepaying any loans (if any) from its stockholders, officers or directors or making any change in its borrowing arrangements except as set forth in Schedule 4.2 hereto;
                                    ------------

          (h) Use commercially reasonable efforts to prevent any change with respect to its management and personnel and banking arrangements;

          (i) Use commercially reasonable efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all Principals, Customers, independent contractors and others having business relations with it;

          (j) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Schedule 2.18 hereto
                                                           -------------
or equivalent insurance with any substitute insurers approved in writing by Buyer;

          (k) Furnish Buyer with unaudited statements of income of the Company and each of its Subsidiaries on a consolidated basis within fifteen (15) days after each month end for each month ending more than ten (10) days before the Closing;

          (l) Furnish Buyer with unaudited monthly balance sheets and statements of stockholders' equity and cash flows of the Company and each of its Subsidiaries on a consolidated basis within twenty (20) days after each month end for each month ending more than ten (10) days before the Closing;

          (m) Permit Buyer, the managing underwriters of the IPO and their respective authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer, the managing underwriters of the IPO and their respective authorized representatives such financial and other information with respect to its business or properties as they may from time to time reasonably request;

          (n) Maintain its properties, facilities, equipment and other assets in as good working order and condition as of the date of this Agreement, ordinary wear and tear excepted;

          (o) Perform all its material obligations under debt and lease instruments and all other agreements relating to or affecting its assets, properties, equipment and rights;

          (p) Refrain from entering into any new lease agreements other than in the ordinary course of business without the prior knowledge and written consent of Buyer; and

          (q) Maintain compliance with all applicable permits, rules, laws, regulations, consent orders and the like.

     Notwithstanding the foregoing provisions of this Section 4.2, prior to the Closing, the Company (i) shall sell the real estate (together with buildings and other improvements located thereon) owned by the Company at 7315 Pineville - Matthews Road, Charlotte, North Carolina (the "Charlotte Real Estate"), which
                                               ---------------------
sale shall be subject to any and all mortgages on the Charlotte Real Estate (including the mortgage with Rexham Industries), which shall be paid in full with proceeds from such sale, (ii) shall, subject to a favorable stockholder vote pursuant to Section 280G(b)(5)(B) of the Code and Answer A-7 of Proposed Regulation 1.280G-1 taken prior to the Closing Date, assign to certain Stockholders the life insurance policies listed on Schedule 4.2 attached hereto
                                                   ------------
or surrender such policies for cash and distribute or pay such cash to such Stockholders, (iii) shall purchase the two automobiles leased by the Company for the use of Curtis L. Rogers, Jr. and Robert J. Maccubbin, Sr., which automobiles are listed on Schedule 4.2 attached hereto, and transfer title to such
              ------------
automobiles to Curtis L. Rogers, Jr. and Robert J. Maccubbin, Sr., and (iv) may distribute certain assets of the Company specified on Schedule 4.2 to one or
                                                      ------------
more Stockholders between the date of this Agreement and the Closing Date. The Company represents that the aggregate net book value of such assets does not exceed $50,000.

     4.3  Authorization from Others.  Prior to the Closing Date, the
          -------------------------
Stockholders, the Company and each Subsidiary will use their respective best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Stockholders, the Company and its Subsidiaries of the transactions contemplated by this Agreement.

     4.4  Notification of Certain Matters.  The Company and each of the
          -------------------------------
Stockholders (each a "Notifying Party") shall give prompt notice to Buyer of (a)
                      ---------------
the occurrence or non-occurrence of any event that would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and
(b) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder and the Company and the Stockholders shall use their best efforts to prevent or promptly remedy the same. Without limiting the foregoing, from time to time prior to the Closing the Company will promptly supplement or amend the Schedules hereto both to correct any inaccuracy in such Schedules when delivered and to reflect any development which, if existing at the date of this Agreement, would have been required to be set forth in the Schedules or which has rendered inaccurate the information contained in such Schedules (each notice furnishing such information being called a "Company Disclosure Supplement"), and at least
                                 -----------------------------
five (5) business days prior to the Closing the Company will deliver to Buyer a final Company Disclosure Supplement consisting of a complete update of the Schedules hereto as though all representations and warranties contained in
Section 2 and Section 3 hereof were to be made as of the date of the Closing.
In addition, the Company and each of the Stockholders shall promptly notify Buyer in writing if at any time prior to a closing in connection with the IPO it shall obtain knowledge of any facts relating to the Company or its officers, directors or stockholders that might make it necessary or appropriate to amend or supplement the prospectus in order to make the statements contained therein not misleading or comply with applicable law. The delivery of any Company Disclosure Supplement or other notice pursuant to this Section 4.4 shall not render correct any representation or warranty that was incorrect when made or limit or otherwise affect the remedies available hereunder to the party receiving such Company Disclosure Supplement or notice.

     4.5  Consummation of Agreement.  The Company and each of the Stockholders
          -------------------------
shall use their respective best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and Board of Directors.

     4.6  Cooperation of the Company and Stockholders.  The Company and each of
          -------------------------------------------
the Stockholders shall (a) cooperate with all reasonable requests of Buyer, Buyer's counsel and accountants in connection with the consummation of the transactions contemplated hereby and (b) execute and deliver such other instruments and take such other actions as may be reasonably required by Buyer or the managing underwriters of the IPO in order to carry out the intent of this Agreement and to close the IPO, including without limitation the execution and delivery of customary lock-up agreements, director and officer questionnaires and S-1 questionnaires, subject to the other terms of this Agreement.

     4.7  No Solicitation of Other Offers.  Unless and until this Agreement
          -------------------------------
shall have been terminated, neither the Company nor any of the Stockholders shall, nor shall the Company permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company, any merger or business combination with the Company or any public or private offering of interests in the Company (an "Acquisition Proposal"), (ii)
                                          --------------------
participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Buyer and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing. The Company will promptly notify Buyer upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to the Company or for access to the properties, books and records of the Company, and will promptly reject any such offer or request.

     4.8  Confidentiality.  The Company and the Stockholders agree that, unless
          ---------------
and until the Closing has been consummated, each of the Company, its Subsidiaries, the Stockholders and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Company, any Subsidiary or the Stockholders by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, the Company, its Subsidiaries and the Stockholders will return to Buyer (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company, its Subsidiaries or the Stockholders in connection with the transaction.

     4.9  Tax-Free Treatment.  Neither the Company nor the Stockholders shall
          ------------------
intentionally take or cause to be taken any action, whether before or after Closing, which would cause the transactions contemplated hereunder to fail to qualify as exchanges under
(S) 351 of the Code.

     4.10  Tax Returns.  The Company and the Stockholders shall cooperate with
           -----------
Buyer to permit the Company and its Subsidiaries in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company and its Subsidiaries with respect to taxable periods ending on or before the Closing.

     4.11  Filing Cooperation.  In connection with any filings to be made by
           ------------------
Buyer under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall (a) provide for inclusion
              ------------
therein or filing therewith the financial, business and other information and documents reasonably requested for inclusion therein by Buyer,

(b) consider promptly Buyer's reasonable requests for any additional information or documents and use commercially reasonable efforts to make such available, and
(c) generally cooperate with Buyer and its representatives and agents in connection therewith.

     4.12  Buyouts.  At Buyer's request, the Company will take all necessary
           -------
action to enter into agreements with certain entities previously acquired by the Company (which agreements shall be satisfactory to Buyer) pursuant to which the Company shall obtain an option to buy out the remaining obligations of the Company with respect to each such entity for a price to be agreed upon by Buyer, the Company and the respective entity.

     4.13  No Transfer of Company Shares.  Except for the transfers of Company
           -----------------------------
Shares from Curtis L. Rogers, Jr., Robert J. Maccubbin, Sr., Michael G. Macalka and Steven C. Reese to the other Stockholders in the share amounts contemplated by Schedule 2.31 hereto, which shall occur on the business day immediately
   -------------
preceding the Closing Date (the "Share Transfers"), unless and until this Agreement shall have been terminated in accordance with its terms, no Stockholder shall directly or indirectly enter into any contract or binding commitment to sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Company Shares, nor shall any Stockholder directly or indirectly enter into any contract or binding commitment or grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Company Shares. The Company has accrued or will accrue prior to June 30, 1998 an amount estimated by the Company to constitute compensation to the Stockholders as a result of the Share Transfers (approximately $16,000,000 in the aggregate).

     4.14  Termination of Certain Agreements.  Prior to the Closing Date, the
           ---------------------------------
Company and the Stockholders shall, pursuant to documentation in form and substance satisfactory to Buyer and its counsel and without any liability to the Company, terminate (a) any stockholders agreements, voting trusts, options and warrants and (b) each of the agreements listed on Schedule 4.14 (including
                                                  -------------
payment in full of the mortgage with Rexham Industries).

     4.15  Automobile Leases.  Prior to the Closing Date, the Company shall
           -----------------
cause all obligations under each of the leases with respect to the cars listed on Schedule 4.15 to be assumed by the individual whose name is set forth
   -------------
opposite such car on Schedule 4.15. Evidence of such assumption shall be
            -------------
delivered to counsel for Buyer prior to the Closing Date.

     4.16 Foreign Qualifications.  The Company will take all actions necessary
          ----------------------
to qualify, prior to the Closing Date, to do business as a foreign corporation in each of the states listed on Schedule 2.2 hereto which Buyer may request.
                                ------------

 SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     5.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 5.

     5.2  Organization and Qualifications of Buyer.  Buyer is a corporation duly
          ----------------------------------------
organized, validly existing and in good standing under the laws of State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of Buyer's Certificate of Incorporation, certified by the Delaware Secretary of State, and of Buyer's by-laws, certified by Buyer's Secretary, as heretofore delivered to Company's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. Buyer is not in violation of any term of its Certificate of Incorporation or by-laws. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Buyer.

     5.3  Capital Stock of Buyer.  As of the date hereof, the authorized capital
          ----------------------
stock of Buyer consists of 10,000 shares of Buyer Common Stock. As of the date hereof, 1,800 shares of Buyer Common Stock are issued, outstanding, fully paid and non assessable. As of the date hereof, no shares of Buyer Common Stock are reserved for issuance upon exercise of outstanding stock options, warrants or otherwise except for shares of Buyer Common Stock reserved for issuance pursuant to Buyer's 1998 Stock Option and Incentive Plan. Except for options outstanding under Buyer's 1998 Stock Option and Incentive Plan, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Buyer.

     5.4  Authority of Buyer.  Buyer has full right, authority and power to
          ------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer and no other action on the part of Buyer or its stockholders is required in connection therewith.

     This Agreement and each agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer;

               (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

               (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Buyer's assets or its capital stock.

     5.5  Operations and Financial Condition; Absence of Undisclosed
          ----------------------------------------------------------
Liabilities.  Buyer has not conducted any material business operations other
-----------
than in connection with the
transactions contemplated hereby, the Merkert Acquisition and the IPO or in preparation for operations to be conducted after the Closing Date. Buyer does not have any material tangible assets or material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the date hereof and which would be required under generally accepted accounting principles to be shown in a balance sheet or referenced in the notes thereto prepared as of the date hereof, other than those incurred in connection with the transactions contemplated hereby, the Merkert Acquisition and the IPO or in connection with Buyer's preparation for future operations.

     5.6  Investment Company.  On the Closing Date Buyer will not be an
          ------------------
"investment company" within the meaning of (S) 351(e) of the Code and Treasury Reg. (S) 1.351-1(c).


 SEC COVENANTS OF BUYER.

     6.1  Making of Covenants and Agreements.  Buyer hereby makes the covenants
          ----------------------------------
and agreements set forth in this Section 6.

     6.2  Confidentiality.  Buyer agrees that, unless and until the Closing has
          ---------------
been consummated, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company or the Stockholders with respect to the business or financial condition of the Company and its Subsidiaries except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of the Company or its Subsidiaries or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, Buyer will return to the Company (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer in connection with the transaction. Notwithstanding the foregoing, Buyer shall be permitted to disclose such information about the Company, its stockholders and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act or the Exchange Act.

     6.3  Tax-Free Treatment.  Buyer shall not intentionally take or cause to be
          ------------------
taken any action after the Closing which would cause the transactions contemplated hereunder to fail to qualify as exchanges under (S) 351 of the Code.

     6.4  Medical Benefits for Curtis L. Rogers, Jr.  Buyer shall provide the
          -----------------------------------------
health insurance coverage currently provided to Curtis L. Rogers, Jr. and his spouse under the

Company's current health insurance plan, or substantially equivalent medical benefits under a successor plan, through and including Mr. Rogers' and his spouse's respective sixty-fifth (65th) birthdays.


SECTION 7.  ADDITIONAL AGREEMENTS.

     7.1    S-1 Registration Statement.  The parties shall cooperate in the
            --------------------------
preparation and filing with the SEC of the Registration Statement under the Securities Act with respect to the IPO and will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable.

     7.2    Filings Under Hart-Scott-Rodino Act.  As soon as practicable, each
            -----------------------------------
of Buyer and the Company shall file with the Federal Trade Commission (the

"FTC") and the Antitrust Division of the Department of Justice (the "Antitrust
 ---                                                                 ---------
Division") a premerger notification form and any supplemental information (other
--------
than privileged information) which may be requested in connection therewith pursuant to the Hart-Scott-Rodino Act, which filings and supplemental information will comply in all material respects with the requirements of the Hart-Scott-Rodino Act. Each of Buyer and the Company shall cooperate fully with the other in connection with the preparation of such filings and shall use their respective best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the transfer of Company Shares pursuant to this Agreement under the Hart-Scott-Rodino Act. Any and all filing fees required to be paid on behalf of the Company in connection with the premerger notification form pursuant to the Hart-Scott-Rodino Act shall be paid by Buyer.

     7.3  Tax Returns.  With respect to the short tax year ending as of the
          -----------
Closing Date (the "Short Year"), Marty D. Carter will cause the tax returns to be prepared and, in the event of an IRS audit of the fiscal year ended October 31, 1997, or of the Short Year, Mr. Carter, so long as he is an employee of the Company, will represent the Company in such audits. Mr. Carter's representation of the Company in such audits and his preparation of the Short Year tax returns will, however, be subject to review and approval by the Company. With respect to the Short Year, an election to waive carryback under Section 172(b)(3) of the Code will not be made.

     7.4  Leases.
          ------

          (a)    Boland Court.  Buyer and 31 Boland Court (a partnership of
                 ------------
which certain Stockholders are partners) shall negotiate a new lease by the Company of the Company's current space at 31 Boland Court, Greenville, South Carolina. Such lease shall be for a term of five (5) years, shall commence on the Closing Date, and shall otherwise include mutually satisfactory terms and conditions.

          (b)    Charlotte.  Buyer shall negotiate with the purchaser of the
                 ---------
Charlotte Real Estate a lease providing for the lease by the Company of the office space currently used by the Company at the Charlotte Real Estate. Such lease shall be triple-net, shall provide for a term of ten (10) years, with annual rent of $12.59 per square foot, and shall otherwise include mutually satisfactory terms and conditions.

     7.5  1996 Bonuses.  The Company represents that it had accrued as of
          ------------
October 31, 1996 aggregate bonuses/loans payable to certain employees in the amount of $750,000 (the "1996 Bonuses"). The Company represents that it has paid $150,000 of the 1996 Bonuses as of the date hereof, and will not pay any further amounts of the 1996 Bonuses on or before the Closing Date. Buyer shall pay, or cause the Company to pay, no later than five (5) business days after the Closing Date, all of the 1996 Bonuses remaining unpaid as of the date of payment, but in no event more than $600,000 in the aggregate. Subject to the foregoing, the 1996 Bonuses shall be paid to such employees and in such amounts as the Stockholders' Representative shall designate to Buyer in a schedule delivered no later than ten (10) days prior to the Closing Date.

     7.6  Sale of Real Estate.  The Company has accrued or will accrue prior to
          -------------------
June 30, 1998 an amount for payments to certain employees equal to the net proceeds (including following payment of all mortgages) to the Company from the sale of the Charlotte Real Estate (the "Real Estate Bonuses"). The parties hereto agree that the sale of the Charlotte Real Estate shall occur on or prior to the Closing Date. Buyer shall pay, or cause the Company to pay, the aggregate amount of the Real Estate Bonuses no later than the ninetieth (90th) day after the end of the calendar month in which the Closing occurs. Subject to the foregoing, the Real Estate Bonuses shall be paid to such employees and in such amounts as the Stockholders' Representative shall designate to Buyer in a schedule delivered no later than ten (10) days prior to the Closing Date.

     7.7  Tax Refund.  The Company has accrued or will accrue prior to June 30,
          ----------
1998 an amount for payment to certain employees equal to the aggregate amount expected to be received by the Company as refunds with respect to the Company's federal and state income tax returns for the Company's fiscal years ended October 31, 1995, 1996 and 1997. Buyer shall pay, or cause the Company to pay, the actual amount received by the Company as refunds with respect to the Company's federal and state income tax returns for the Company's fiscal years ended October 31, 1995, 1996 and 1997 (the "Tax Refund Bonuses"). The Tax Refund Bonuses shall be paid no later than the date on which the Company has received all state and federal tax refunds which determine the amount of the Tax Refund Bonuses. Subject to the foregoing, the Tax Refund Bonuses shall be paid to such employees and in such amounts as the Stockholders' Representative shall designate to Buyer in a schedule delivered no later than ten (10) days prior to the Closing Date.

     7.8  Bonuses Contingent.  Notwithstanding Sections 7.5, 7.6 and 7.7 hereof,
          ------------------
no employee shall have any right to any 1996 Bonus, Real Estate Bonus or Tax Refund Bonus (collectively, the "Bonuses") unless such employee's right to such Bonus has been, prior to the

Closing Date, approved by the Stockholders in accordance with Section 280G(b)(5)(B) of the Code and Answer A-7 of Proposed Regulation 1.280G-1.

SECTION 8.   CONDITIONS.

     8.1  Conditions to the Obligations of Certain of the Parties.  The
          -------------------------------------------------------
obligations of each of the Company and Buyer to consummate this Agreement and the transactions are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a)     No Litigation.  There shall have been no determination by
                  -------------
Buyer or the Company, as the case may be, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, the Company or any Subsidiary or Stockholder.

          (b)     Hart-Scott-Rodino.  All required filings under the Hart-Scott-
                  -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (c)     Registration Statement.  The Registration Statement shall have
                  ----------------------
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (d)     Listing of Buyer Common Stock.  The shares of Buyer Common
                  -----------------------------
Stock which shall be issued to the stockholders of the Company upon the Closing shall have been authorized for listing on the New York Stock Exchange or quoted on the NASDAQ National Market, subject to official notice of issuance.

          (e)     Registration Rights Agreement.  Buyer and the Stockholders
                  -----------------------------
shall have entered into a registration rights agreement (the

"Registration Rights Agreement") in the form attached as Exhibit D hereto.
 ------------------- ---------                           ---------

     8.2  Conditions to the Obligations of Buyer.  The obligation of Buyer to
          --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)     IPO and Merkert Acquisition.  The IPO and the Merkert
                  ---------------------------
Acquisition shall have been completed at the same time as the transfer of the Company Shares hereunder.

          (b) Representations; Warranties; Covenants.  Each of the
              --------------------------------------
representations and warranties of the Company and the Stockholders contained in
Section 2 and Section 3,
respectively, (giving effect to the Schedules, but not to any Company Disclosure Supplement) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company and each of the Stockholders shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

          (c)     No Material Change.  There shall have been no material adverse
                  ------------------
change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Company or any Subsidiary since the date hereof, whether or not in the ordinary course of business.

          (d)     President's Certificate.  The Company shall have delivered to
                  -----------------------
Buyer a certificate of the Company's President dated as of the Closing to the effect that the statements set forth in paragraph (b) and (c) above in this
Section 8.2 are true and correct.

          (e)     Approval of Buyer's Counsel.  All actions, proceedings,
                  ---------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to such counsel, as Buyer may reasonably require from the Company and the Stockholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Stockholders and the Company and the fulfillment of their respective covenants.

          (f)     Opinions of Counsel.  On the Closing Date, Buyer shall have
                  -------------------
received from (i) Moore & Van Allen, PLLC, counsel for the Company, an opinion as of said date, in the form attached hereto as Exhibit E, and (ii) Johnston,
                                                ---------
Allison & Hord, P.A., counsel for the Stockholders, an opinion as of said date, in the form attached hereto as Exhibit F, which opinions shall provide that they
                               ---------
may be relied upon by the managing underwriters of the IPO.

          (g)     Federal Tax Opinion.  Buyer shall have received an opinion of
                  -------------------
Goodwin, Procter & Hoar LLP, counsel to Buyer, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, that, on the basis of the facts, representations and assumptions set forth in such opinion, the transfer of Company Shares and the receipt of Buyer Common Stock by the Stockholders hereunder will be treated for federal income tax purposes as an exchange qualifying under (S) 351 of the Code. In rendering such an opinion, Goodwin, Procter & Hoar LLP may require and rely on representations made in certificates of officers of Buyer, the Company and others.

          (h)     Consents.  The Company or the Stockholders shall have made all
                  --------
filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company, its Subsidiaries or the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and its Subsidiaries by Buyer subsequent to the Closing, except where the failure to make such filings would not, either individually or in the aggregate, adversely affect the consummation of the transactions contemplated hereby or the Company and its Subsidiaries taken as a whole. The Company, the Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, including any and all notices, consents and waivers required by the terms of any securities that are convertible or exercisable into Common Stock, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and each Subsidiary and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement, except where the failure to make such filings would not, either individually or in the aggregate, adversely affect the consummation of the transactions contemplated hereby or the Company and its Subsidiaries taken as a whole.

          (i)    Employment and Noncompetition Agreements.  The existing
                 ----------------------------------------
Employment Agreement between each of John L. Brady, Sr., Danny L. Broadwater, Marty D. Carter, Thomas S. Fincher, Douglas H. Holstein, E. Ray Johnson, Robert
J. Maccubbin, Jr. and Curtis L. Rogers, III (collectively, the "Executive
                                                                ---------
Officers") and the Company shall have been terminated, and each of the Executive
--------
Officers shall have executed and delivered to Buyer an Employment and Noncompetition Agreement in substantially the form of Exhibit G attached hereto.
                                                      ---------
The annual salary of each such individual pursuant to the applicable Employment and Noncompetition Agreement shall be at least equal to such individual's annual salary as in effect on the date of this Agreement.

          (j)     Resignations.  The Company shall have delivered to Buyer the
                  ------------
resignations of all of the Directors and officers of the Company and each Subsidiary, such resignations to be effective at the Closing.

          (k)     Releases.  The Company shall have delivered to Buyer general
                  --------
releases signed by each Stockholder and by each officer and director of the Company and each Subsidiary of all claims which any of them have against the Company and any Subsidiary in the form attached hereto as Exhibit H.
                                                          ---------

          (l)     Financial Statements.
                  --------------------

                  (i) Buyer and/or its designated representatives shall have completed a satisfactory review of the Company's financial statements for the five-month period ended March 31, 1998 and any subsequent period (if available), and such financial statements shall not have disclosed any material adverse change in the financial condition and results of operations of the Company when compared to the Company's financial statements that were previously furnished to the Buyer.

                  (ii) The Company's historical financial statements shall, in the opinion of Buyer's independent public accountants, be suitable or readily adaptable for incorporation in (A) the Registration Statement and (B) annual reports on Form 10 -K to be filed by Buyer in the future under the Exchange Act.

     8.3     Conditions to the Obligations of the Company and the Stockholders.
             -----------------------------------------------------------------
The obligation of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

             (a)    IPO and Merkert Acquisition.  The IPO and the Merkert
                    ---------------------------
Acquisition shall have been completed at the same time as the purchase and sale of Company Shares hereunder.

             (b)    Representations; Warranties; Covenants.  Each of the
                    --------------------------------------
representations and warranties of Buyer contained in Section 5 shall be true and correct in all material respects as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to the Company and the Stockholders a certificate of the President or any Vice President of Buyer dated on the Closing to such effect.

             (c)    Approval of Counsel.  All actions, proceedings,
                    -------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Moore & Van Allen, PLLC as counsel for the Company and Johnston, Allison & Hord, P.A. as counsel for the Stockholders, and each such counsel shall have received on behalf of the Company and the Stockholders, respectively, such other certificates, opinions and documents in form satisfactory to such counsel as the Company and the Stockholders may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

             (d)    Opinion of Counsel.  On the Closing Date, the Company and
                    ------------------
the Stockholders shall have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in form attached hereto as Exhibit I.
                                                                  ---------

             (e)    Federal Tax Opinion.  The Company and the Stockholders
                    -------------------
shall have received an opinion of Goodwin, Procter & Hoar LLP, counsel to Buyer, in form and substance reasonably satisfactory to the Company and the Stockholders, dated as of the Closing Date, that, on the basis of the facts, representations and assumptions set forth in such opinion, the transfer of Company Shares and the receipt of Buyer Common Stock by the Stockholders hereunder will be treated for federal income tax purposes as an exchange qualifying under (S) 351 of the Code. In rendering such an opinion, Goodwin, Procter & Hoar LLP may require and rely on representations made in certificates of officers of Buyer, the Company and others.

          (f)    [Intentionally Omitted.]

          (g)    Consents.  Buyer shall have made all filings with and
                 --------
notifications of governmental authorities, regulatory agencies and other entities required to be made by Buyer in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and its Subsidiaries by Buyer subsequent to the Closing, except where the failure to make such filings would not, either individually or in the aggregate, adversely affect the consummation of the transactions contemplated hereby or Buyer. Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Company and the Stockholders, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of Buyer and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement, except where the failure to make such filings would not, either individually or in the aggregate, adversely affect the consummation of the transactions contemplated hereby or Buyer.


SECTION 9. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

     9.1  Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated as follows:

          (a) by mutual written consent of all of the parties to this Agreement;

          (b) by the Company or the Stockholders' Representative, provided that neither the Company nor any of the Stockholders is in material breach of this Agreement, (i) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of five (5) business days after the Company or the Stockholders' Representatives, as applicable, shall have given written notice of such breach to Buyer, or (ii) if Buyer shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after the Company or the Stockholders' Representatives, as applicable, shall have given written notice thereof to Buyer, or (iii) if by November 30, 1998, any of the conditions in Section 8.1 or Section 8.3 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of the Company or any Stockholder) and the Company and the Stockholders shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

          (c) by Buyer, provided that Buyer is not in material breach of this Agreement, (i) if the Company or any Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of five
     (5) business days after Buyer shall have given written notice of such breach to the Company and, if applicable, such Stockholder, (ii) if the
                           ---
     Company or any Stockholder shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after Buyer shall have given written notice thereof to such party, or (iii) if by November 30, 1998, any of the conditions in Section 8.1 or Section 8.2 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of Buyer) and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance.

     9.2    Effect of Termination.  All obligations of the parties hereunder
            ---------------------
shall cease upon any termination pursuant to Section 9.1, provided, however, that (i) the provisions of this Section 9, Section 4.8, Section 6.2 and Section 11 hereof shall survive any termination of this Agreement, (b) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein and (c) any party may proceed as further set forth in Section 9.3 below.

     9.3    Right to Proceed.  Anything in this Agreement to the contrary
            ----------------
notwithstanding, if any of the conditions specified in Section 8.1 or Section
8.2 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 8.1 or Section 8.3 hereof have not been satisfied, the Company and the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their respective rights hereunder.

SECTION 10.  INDEMNIFICATION.

     10.1  Survival.  Each of the representations, warranties, agreements,
           --------
covenants and obligations herein or in any Schedule, Exhibit or certificate delivered by any party incident to the transactions contemplated hereby are material, may be relied upon by the party receiving the same, shall (subject to the provisions of Sections 10.3(d) and 10.5(d) hereof) survive the Closing regardless of any investigation by or knowledge of such party and shall not merge into the performance of any obligation by any party hereto.

     10.  Indemnification by the Stockholders.  The Stockholders (other than
          -----------------------------------
Michael G. Macalka and Steven C. Reese) (the Stockholders exclusive of Macalka and Reese being referred to herein as the "Principal Stockholders") and their
                                           ----------------------
respective successors, executors, administrators, estates, heirs and permitted assigns agree subsequent to the Closing, severally but not jointly, to indemnify and hold harmless Buyer, its subsidiaries and affiliates and their respective officers, directors, employees and agents (individually, a "Buyer Indemnified
                                                            -----------------
Party" and collectively, the "Buyer Indemnified Parties") from and against and
-----                         -------------------------
in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Buyer Indemnified Party (a "Loss" or "Losses") arising out of, based upon or in connection with:
    ----      ------

          (a) fraud, intentional misrepresentation or a deliberate or willful breach by the Company or any Stockholder of any of their representations or warranties under this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement;

          (b) conditions, circumstances or occurrences which constitute or result in any breach (other than a breach described in Section 10.2(a) above) of any representation or warranty made by the Company or any Stockholder in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representation or warranty;

          (c) any liability of the Company or any Subsidiary for Taxes relating to periods ending on or prior to the Closing or arising from an event or transaction occurring prior to the Closing or as a result of the Closing, including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company or any Subsidiary, but excluding income Taxes for the Company's short tax year ending on the Closing Date (the "1998 Tax Year"), which is covered in Subsection (d) below;

          (d) any liability of the Company or any Subsidiary for income Taxes relating to the 1998 Tax Year, or arising from an event or transaction occurring during the 1998 Tax Year, including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company or any Subsidiary (collectively, "1998 Tax Losses");

          (e) any breach of any covenant or agreement made by the Company or any Stockholder in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement;

          (f) any liability of the Company or any Subsidiary for environmental-related claims, violations of any Environmental Law or any activity relating to Hazardous Materials, in any such case which relate to or arise from activities on real property currently or formerly owned by the Charlotte Real Estate) which violation or activity (i) occurred during the
                       ---------------------------------------------------
Company (including the Company's ownership of such real property or (ii)
------------------------------------------------------------------------
occurred prior to such ownership and the Company had knowledge thereof;
-----------------------------------------------------------------------

          (g) any liability of the Company or any Subsidiary relating to any violation of any law or regulation regarding wages, hours or overtime pay (including any liability to employees);

          (h) any liability of the Company or any Subsidiary with respect to or resulting from the litigation pending in U.S. District Court, Middle District of Florida, case no. 96-715-CIV-T-23B as disclosed on Schedule 2.16; and
                                                      -------------

          (i) any liability of the Company or any Subsidiary for misuse, misapplication or improper handling, administration or management of market development or promotional funds or market development or promotional fund accounts, in each case which arises from an event or transaction occurring prior to the Closing.

     Claims under clauses (a) through (i) of this Section 10.2 are collectively referred to herein as "Buyer Indemnifiable Claims," and Losses in respect of
                       --------------------------
such claims are collectively referred to herein as "Buyer Indemnifiable Losses."
                                                    --------------------------

     For purposes of this Section 10.2, "severally" means each Principal Stockholder shall be liable only for such Principal Stockholder's Proportionate Share of the Loss or Losses. For purposes of this Agreement, the "Proportionate
                                                                   -------------
Share" for any Principal Stockholder means the percentage set forth opposite
-----
such Principal Stockholder's name on Exhibit B hereto under the column headed
                                     ---------
"Proportionate Share."

     10.  Limitations on Indemnification by the Stockholders.
          --------------------------------------------------

          (a)    Cash Escrow.  Subject to the exceptions set forth in Sections
                 -----------
10.3(c) and 10.3(e) below, all Buyer Indemnifiable Claims and Buyer Indemnifiable Losses shall be satisfied solely from the Cash Escrow Amount and the Escrowed Shares held in escrow pursuant to the Escrow Agreement.

          (b)    Deductible.  Subject to the exceptions set forth in Sections
                 ----------
10.3(c) and 10.3(e) below, no indemnification shall be payable by the Stockholders with respect to Buyer Indemnifiable Losses except to the extent that the cumulative amount of all Buyer Indemnifiable Losses exceeds Four Hundred Thousand Dollars ($400,000) in the aggregate

(the "Deductible Amount"), whereupon the amount by which such Buyer
      -----------------
Indemnifiable Losses exceed the Deductible Amount shall be recoverable in accordance with the terms hereof.

          (c)    No Limitation on Certain Claims.  Notwithstanding anything
                 -------------------------------
herein to the contrary, Buyer Indemnified Parties (i) shall be entitled to dollar-for-dollar indemnification from the first dollar, (ii) shall not be subject to the Deductible Amount, (iii) shall not be limited to recourse against the Cash Escrow Amount and the Escrowed Shares, (iv) shall, to the extent that the Cash Escrow Amount and Escrowed Shares are insufficient to satisfy any Loss, be entitled to claim directly against any Stockholder to the extent of such Stockholder's Proportionate Share of such Loss and (v) shall not be subject to any limitation as to time (except as provided in Section 10.3(d)), in seeking indemnification from the Stockholders with respect to any of the following:

               (i) Losses involving a breach by the Company or any Stockholder of any of the representations and warranties contained in Sections 2.3, 2.8 (other than Taxes relating to the 1998 Tax Year, which are addressed in Section 10.3(e)) and 3.1; or

               (ii)   Buyer Indemnifiable Losses described in Sections 10.2(a),
     (c), (f) and (i).

          (d)    Time Limitation. No indemnification shall be payable to a Buyer
                 ---------------
Indemnified Party with respect to any Buyer Indemnifiable Claim asserted after the first anniversary of the Closing Date (the "Expiration Date"); provided that
                                                ---------------
(i) any Buyer Indemnifiable Claim as to which notice is given by a Buyer Indemnified Party to the Stockholders prior to the Expiration Date shall survive the Expiration Date until final resolution of such Buyer Indemnifiable Claim,
(ii) Buyer Indemnifiable Claims based upon or related to a breach of any representation or warranty contained in Sections 2.3, 2.8 and 3.1 and claims related to Buyer Indemnifiable Losses described in Sections 10.2(a), (c), (f) and (i) may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim, and (iii) claims related to Buyer Indemnifiable Losses described in Section 10.2(d) may be asserted until the third (3rd) anniversary of the Closing Date and, if asserted by such date, shall survive until the final resolution thereof.

          (e)    1998 Tax Losses.  Notwithstanding anything in this Section
                 ---------------
10.3 to the contrary, Buyer Indemnifiable Losses described in Section 10.2(d) shall be indemnifiable as follows:

                 (i) an amount of such Buyer Indemnifiable Losses equal to the aggregate amount of the Tax Refund Bonuses shall be indemnified from the first dollar without regard to the Deductible Amount by recourse to the Cash
                                                     -----------------------
Escrow Amount and the Escrowed Shares and, to the extent that the Cash Escrow
-----------------------------------------------------------------------------
Amount and Escrowed Shares are insufficient to satisfy any Loss, the Buyer
--------------------------------------------------------------------------
Indemnified Parties shall be
                             entitled to claim directly against any Stockholder
--------------------------------------------------------------------------------
to the extent of such Stockholder's Proportionate share of such Loss;
---------------------------------------------------------------------


          (ii) if the Buyer Indemnifiable Losses exceed the aggregate amount of the Tax Refund Bonuses, the first $400,000 of such excess shall not be subject to indemnification hereunder; and

          (iii) if the Buyer Indemnifiable Losses exceed the aggregate amount of the Tax Refund Bonuses by more than $400,000, such excess over $400,000 shall be indemnified by recourse to the Cash Escrow Amount and the Escrowed Shares and, to the extent that the Cash Escrow Amount and Escrowed Shares are insufficient to satisfy any Loss, the Buyer Indemnified Parties shall be entitled to claim directly against any Stockholder to the extent of such Stockholder's Proportionate share of such Loss, subject to an aggregate limit of
                                                --------------------------------
$3,500,000.
-----------

     10.4    Indemnification by Buyer.  Buyer and its successors and permitted
             ------------------------
assigns agree subsequent to the Closing to indemnify and hold harmless the Stockholders and their respective successors, executors, administrators, estates, heirs and permitted assigns (individually, a "Stockholder Indemnified
                                                       -----------------------
Party" and collectively, the "Stockholder Indemnified Parties") from and against
-----                         -------------------------------
and in respect of all Losses arising out of, based upon or in connection with:

             (a) fraud, intentional misrepresentation or a deliberate or willful breach by Buyer of any of its representations or warranties under this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement;

             (b) conditions, circumstances or occurrences which constitute or result in any breach (other than a breach described in Section 10.4(a) above) of any representation or warranty made by Buyer in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representation or warranty; and

             (c) any breach of any covenant or agreement made by Buyer in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement.

     Claims under clauses (a) through (c) of this Section 10.4 are collectively referred to herein as "Stockholder Indemnifiable Claims," and Losses in respect
                       --------------------------------
of such claims are collectively referred to as "Stockholder Indemnifiable
                                                -------------------------
Losses."
------

     10.5    Limitations on Indemnification by Buyer.
             ---------------------------------------

          (a)    Maximum Indemnification.  Subject to the exceptions set
                 -----------------------
forth in Section 10.5(c) below, Buyer shall not be obligated to indemnify Stockholder Indemnified Parties for any amount of Stockholder Indemnifiable Losses in excess of $3,500,000.

          (b)    Deductible.  Subject to the exceptions set forth in Section
                 ----------
10.5(c) below, no indemnification shall be payable by Buyer with respect to Stockholder Indemnifiable Losses except to the extent that the cumulative amount of all Stockholder Indemnifiable Losses exceeds the Deductible Amount, whereupon the amount by which such Stockholder Indemnifiable Losses exceed the Deductible Amount shall be recoverable in accordance with the terms hereof.

          (c)    No Limitation on Certain Claims.  Notwithstanding anything
                 -------------------------------
herein to the contrary, Stockholder Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar and shall not be subject to the Deductible Amount, whether pursuant to this Section 10.5 or otherwise, or any limitation as to time (except as provided in Section 10.5(d)) in seeking indemnification from Buyer with respect to Stockholder Indemnified Losses described in Section 10.4(a).

          (d)    Time Limitation.  No indemnification shall be payable to a
                 ---------------
Stockholder Indemnified Party with respect to any Stockholder Indemnifiable Claim asserted after the Expiration Date; provided that (i) any Stockholder Indemnifiable Claim as to which notice is given by a Stockholder Indemnified Party to Buyer prior to the Expiration Date shall survive the Expiration Date until final resolution of such Stockholder Indemnifiable Claim and (ii) claims relating to Stockholder Indemnifiable Losses described in Sections 10.4(a) and
(c) may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim.

     10.6  Notice; Defense of Claims.
           -------------------------

          (a)    Notice of Claims.  Promptly after receipt by an indemnified
                 ----------------
party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing (a "Claim Notice") to the indemnifying party, but the
                       ------------
omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such Claim Notice. Such Claim Notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

          (b)    Third Party Claims.  With respect to third party claims, if
                 ------------------
within 20 days after receiving the Claim Notice the indemnifying party gives written notice (the "Defense Notice") to the indemnified party stating that
                     --------------
(i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.

     The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties' obligation to indemnify the indemnified party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party.

     If no Defense Notice is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

          (c)    Non-Third Party Claims.  With respect to non-third party
                 ----------------------
claims, if within 45 days after receiving the Claim Notice the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the Claim Notice. If the indemnifying party provides written notice to the indemnified party within such 20-day period that it contests such indemnity, the parties shall attempt in good faith to reach an agreement with regard thereto within 30 days of delivery of the indemnifying party's notice. If the parties cannot reach agreement within such 30-day period, the matter shall be submitted to a mutually agreeable third party for binding arbitration. If the parties cannot reach agreement with respect to the selection of such third party, the matter shall be submitted to J.A.M.S./ENDISPUTE for binding arbitration in Boston, Massachusetts under the rules of practice and procedure of such organization. In any event, the costs of such arbitration shall be split equally between the parties.


 SECTION 11.  MISCELLANEOUS.

     11.1    Alternative Structure.  Notwithstanding anything to the contrary
             ---------------------
contained in this Agreement, prior the Closing, Buyer shall be entitled to revise the structure of the sale of the Company Shares and related transactions provided that each of the transactions describing such revised structure shall
(a) qualify as, or be treated as part of, an exchange under (S) 351 of the Code, and not subject any of the Stockholders of the Company to a material increase in federal income tax liability or change the amount of consideration to be received by such Stockholders, (b) be capable of consummation in as timely a manner as the structure contemplated herein and (c) not otherwise be prejudicial to the interests of Stockholders or employees of the Company. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     11.2   Fees and Expenses.  Each of Buyer, the Company, and the Stockholders
            -----------------
shall bear its or his own expenses and costs in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, provided that solely in the event that the transfer of Company Shares is consummated as contemplated hereunder, the reasonable expenses of the Company and the Stockholders (including the legal and accounting expenses of the Company and the Stockholders) in connection with such transaction, up to a maximum of $400,000, may be paid by the Company, reflected in any account of the Company as of the Closing Date or paid by Buyer.

     11.3   Governing Law.  This Agreement shall be construed under and governed
            -------------
by the internal laws of North Carolina without regard to its conflict of laws provisions.

     11.4   Notices.  Any notice, request, demand or other communication
            -------
required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission or overnight courier of national reputation, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                        Monroe, Inc.
--------
                                 8 Cedar Street, Suite 54A
                                 Woburn, MA 01801
                                 Fax:  (781) 933-3680
                                 Attn:  President

With a copy to:                  Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                 Boston, MA  02109
                                 Fax(617) 523-1231
                                 Attn:  Robert P. Whalen, Jr., Esq.


TO COMPANY:                      Rogers-American Company, Inc.
----------
                                 7315 Pineville-Matthews Road
                                 Charlotte, NC 28247-3510
                                 Fax:  (704) 541-8673
                                 Attn:  Chairman

With a copy to:                  Moore & Van Allen, PLLC
                                 NationsBank Corporate Center
                                 100 North Tryon Street, 47th Floor
                                 Charlotte, NC 28202-4003
                                 Fax:  (704) 331-1159
                                 Attn:  R. Michael Childs, Esq.

TO THE STOCKHOLDERS:             c/o Stockholders' Representative
-------------------
                                 Curtis L. Rogers, Jr.
                                 4601 Kuykendall Road
                                 Charlotte, NC  28277

With a copy to:                  Johnston, Allison & Hord, P.A.
                                 610 East Morehead Street
                                 Charlotte, NC  28202
                                 Fax:  (704) 376-1628
                                 Attn:  H. Morrison Johnston, Jr., Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     11.  Entire Agreement.  This Agreement, including the Schedules and
          ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including without limitation the letter of intent, dated as of March 9, 1998, by and among Buyer, the Company and the Stockholders.


     11.6    Assignability; Binding Effect.  This Agreement shall only be
             -----------------------------
assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholders, and such assignment shall not relieve Buyer of any liability hereunder. This Agreement may not be assigned by the Stockholders or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     11.7    Captions and Gender.  The captions in this Agreement are for
             -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     11.8    Execution in Counterparts.  For the convenience of the parties
             -------------------------
and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     11.9    Amendments.  This Agreement may not be amended or modified, nor may
             ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

     11.10   Publicity and Disclosures.  No press releases or public disclosure,
             -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company. Notwithstanding the foregoing, neither the filing of the Registration Statement (or any other document filed with any public official in connection with the IPO), nor the distribution of the related prospectus (whether in preliminary or final form), nor any selling activity conducted by Buyer or the underwriters in connection with the IPO, including without limitation those conducted as part of the so-called road show, shall be construed as press releases or public disclosure requiring the prior approval of the Company.

     11.11   Consent to Jurisdiction.  Each of the parties hereby consents to
             -----------------------
personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

     11.12   Specific Performance.  The parties agree that it would be
             --------------------
difficult to measure damages which might result from a breach of this Agreement by the Company or the Stockholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the

Company or the Stockholders, and Buyer does not elect to terminate under Section 9, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.


                  [Remainder of page left intentionally blank]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                    MONROE, INC.


                                    By: /s/ James L. Monroe
                                       _________________________________
                                       James L. Monroe
                                       President


                                    ROGERS-AMERICAN COMPANY, INC.


                                    By: /s/ Curtis L. Rogers, Jr.
                                       _________________________________
                                       Curtis L. Rogers, Jr.
                                       Chairman/CEO


                                    STOCKHOLDERS' REPRESENTATIVE

                                    /s/ Curtis L. Rogers, Jr.
                                    ____________________________________
                                    Curtis L. Rogers, Jr., as
                                    Stockholder Representative

     STOCKHOLDERS
     ------------


     /s/ John L. Brady, Sr.
     _________________________________
     John L. Brady, Sr.
     14812 Hickory View Lane
     Charlotte, NC 28273

     /s/ Danny L. Broadwater
     __________________________________
     Danny L. Broadwater
     2964 Harlinsdale Drive
     Rock Hill, SC 29730

     /s/ Marty D. Carter
     __________________________________
     Marty D. Carter
     11402 Pine Valley Club Drive
     Charlotte, NC 28277

     /s/ Thomas S. Fincher
     __________________________________
     Thomas S. Fincher
     9916 Pallisers Terrace
     Charlotte, NC 28210

     /s/ Douglas H. Holstein
     __________________________________
     Douglas H. Holstein
     5710 Providence Country Club Drive
     Charlotte, NC 28277

     /s/ E. Ray Johnson
     __________________________________
     E. Ray Johnson
     10721 Alexander Hill Drive
     Charlotte, NC 28277

     /s/ Robert J. Maccubbin, Sr.
     __________________________________
     Robert J. Maccubbin, Sr.
     2138 Granada Drive
     Charlotte, NC 28270

     /s/ Robert J. Maccubbin, Jr.
     __________________________________
     Robert J. Maccubbin, Jr.
     2226 Vernon Drive
     Charlotte, NC 28211

     /s/ Michael G. Macalka
     ___________________________________
     Michael G. Macalka
     103 Pine Straw Way
     Greenville, SC 29607

     /s/ Steven C. Reese
     ____________________________________
     Steven C. Reese
     #10 Harvest Court
     Greenville, SC 29602

     /s/ Curtis L. Rogers, Jr.
     __________________________________
     Curtis L. Rogers, Jr.
     4601 Kuykendall Road
     Charlotte, NC 28277

     /s/ Curtis L. Rogers, III
     __________________________________
     Curtis L. Rogers, III
     2334 Overhill Road
     Charlotte, NC 28211

                                   EXHIBIT A

                              LIST OF STOCKHOLDERS
                              --------------------

Name of Stockholder       Current     Closing    Percentage of Outstanding
                         Ownership   Ownership     Common Stock Owned at
                                                          Closing
--------------------------------------------------------------------------

Curtis L. Rogers, Jr.       580      304.51              31.866%
Robert J. Maccubbin, Sr.    289      162.24              16.978%
John L. Brady, Sr.           10       49.92                5.22%
Danny L. Broadwater          10       49.92                5.22%
Marty D. Carter              10       49.92                5.22%
Thomas S. Fincher            10       49.92                5.22%
Douglas H. Holstein          14      137.28              14.365%
E. Ray Johnson               10       49.92                5.22%
Robert J. Maccubbin,         10       49.92                5.22%
 Jr.
Curtis L. Rogers, III        10       49.92                5.22%
Michael G. Macalka         1.35        1.10                .115%
Steven C. Reese            1.25        1.02                .107%
                         ------      ------              ------
  TOTAL:                 955.60      955.60              100.00%

                                    EXHIBIT B

              ALLOCATION O  F TOTAL CONSIDERATION AMONG STOCKHOLDERS
                         R  OGERS-AMERICAN COMPANY, INC.
                            (ALL FIGURES IN $ AND 000'S)

                              CASH     BUYER   TOTAL    ESCROW    PROPORTIONATE
                                       COMMON            (C/S)*       SHARE**
                                       STOCK
------------------------------------------------------------------------------
Danny L. Broadwater         $ 1,250     750S   2,000     200(S)          5.714%
------------------------------------------------------------------------------
John L. Brady, Sr.            1,250     750S   2,000     200(S)          5.714%
------------------------------------------------------------------------------
E. Ray Johnson                1,250     750S   2,000     200(S)          5.714%
------------------------------------------------------------------------------
Marty D. Carter               1,250     750S   2,000     200(S)          5.714%
------------------------------------------------------------------------------
Curtis L. Rogers, III         1,250     750S   2,000     200(S)          5.714%
------------------------------------------------------------------------------
Robert J. Maccubbin, Jr.      1,250     750S   2,000     200(S)          5.714%
------------------------------------------------------------------------------
Thomas S. Fincher             1,250     750S   2,000     200(S)          5.714%
------------------------------------------------------------------------------
Douglas H. Holstein           3,700   1,800S   5,500     550(S)         15.714%
------------------------------------------------------------------------------
Curtis L. Rogers, Jr.         9,100   1,500S  10,600   1,060(C)         30.286%
------------------------------------------------------------------------------
Robert J. Maccubbin, Sr.      4,000     900S   4,900     490(C)         14.000%
------------------------------------------------------------------------------
Michael G. Macalka           44.135        0  44.135                      N/A
------------------------------------------------------------------------------
Steven C. Reese              40.865        0  40.865                      N/A
------------------------------------------------------------------------------
     Total                   25,635   9,450S  35,085   1,950(S)            100%
                                                       1,550(C)
------------------------------------------------------------------------------

*     C = Cash
      S = Stock, valued at IPO Price

**    Excludes consideration allocated to Macalka and Reese.